UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2009 Date of Report (Date of earliest event reported)

VISTA DORADA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-141641	98-0536305
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1694 Falmount Road, Suite 147
Centerville, Massachusetts, 02632-2933 USA
(Address and telephone number of principal executive offices) (Zip Code)

(508) 362-4420 Registrant’s telephone number, including area code

36 Encology Executive Townhomes, 1776 V. Cruz
Makita City, Manila, Philippines
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

(b) On April 30, 2009, Jimmy Soo resigned as the President and Director, and Donn P.T. Lee resigned as Secretary, Treasurer and Director, from Vista Dorada Corp. (the “Company”).

(c)(i) On April 30, 2009, the Board appointed John J. Lennon as President, Chief Financial Officer, Chief Executive Officer, Secretary, and Treasurer of the Company to fill the vacancy created by the resignation of Messrs. Soo and Lee.

From May 30, 2008, Mr. Lennon has served as Treasurer and VP of Finance of Brite-Strike Tactical Illumination Products, Inc.; from February 2009, as President, Chief Financial Officer and Secretary of American Petro-Hunter, Inc.; from March 2009, as President, Chief Financial Officer and Secretary of LED Power Group, Inc.; from 2004, as President of Chamberlain Capital Partners; from 2006, as Director of American Durahomes and from 2005-2007, as Treasurer/Director/VP of Finance of US Starcom. Chamberlain Capital Partners assists companies in the area of maximizing shareholder value through increased sales, cost reduction and refined business strategy. Mr. Lennon has also assisted companies in obtaining debt financing, private placements or other methods of funding. He is responsible for corporate reporting, press releases, and funding related initiatives for American Durahomes, a private corporation, and previously for US Starcom, a public entity. On December 31, 2007, Mr. Lennon was appointed Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and director of Explortex Energy Inc., a publicly reporting company, which is a natural resource exploration company engaged in the participation in drilling of oil and gas in the United States. From 1987 to 2004, Mr. Lennon served as Senior Vice President of Janney Montgomery Scott, Osterville, MA, Smith Barney and Prudential Bache Securities, managing financial assets for high net worth individuals.

Mr. Lennon currently serves on the Board of Directors of Brite-Strike Tactical Illumination Products, Inc., American Petro-Hunter, Inc. and LED Power Group, Inc.

Mr. Lennon has not previously held any positions with the Company and there have been no related party transactions between Mr. Lennon and the Company.  Mr. Lennon has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(d) On April 30, 2009, the Board appointed Mr. Lennon as a new member of the Board of Directors of the Company.  Mr. Lennon is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee. For more information, please refer to (c)(i) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA DORADA CORP.,
a Nevada Corporation

Dated: May 4, 2009	/s/ John J. Lennon
John J. Lennon, President